Exhibit 21.1
SUBSIDIARIES OF WYNN RESORTS, LIMITED

Asia Development, LLC
Chamber Associates, LLC
Development Associates, LLC
Las Vegas Jet, LLC
Las Vegas Jet Hanger, LLC
Massachusetts Property, LLC (a Massachusetts company)
2 Thompson Street, LLC (a Massachusetts company)
3 Bow Street, LLC (a Massachusetts company)
12 Mystic Street, LLC (a Massachusetts company)
15 Mystic Street, LLC (a Massachusetts company)
21 Lynde Street, LLC (a Massachusetts company)
23 Bow Street, LLC (a Massachusetts company)
27 Lynde Street, LLC (a Massachusetts company)
29 Lynde Street, LLC (a Massachusetts company)
35 Mystic Street, LLC (a Massachusetts company)
40 Mystic Street, LLC (a Massachusetts company)
51 Mystic Street, LLC (a Massachusetts company)
68 Tremont Street, LLC (a Massachusetts company)
East Broadway, LLC (a Massachusetts company)
Everett Broadway, LLC (a Massachusetts company)
Nevada Realty Associates, LLC
Rambas Marketing Co., LLC
Wynn Indonesia Marketing, LLC
Wynn International Marketing, Ltd (an Isle of Man limited liability company)
Toasty, LLC (a Delaware limited liability company)
Valvino Lamore, LLC
WDD Massachusetts Purchasing, LLC
World Travel G-IV, LLC
Worldwide Wynn, LLC
Wynn Aircraft, LLC
Wynn Aircraft II, LLC
Wynn Aircraft III, LLC
Wynn Aircraft IV, LLC
Wynn Design & Development, LLC
Wynn Energy, LLC
Wynn Gallery, LLC
Wynn Golf, LLC
Wynn Group Asia, Inc.
WM Cayman Holdings Limited I (a Cayman Islands company)
Wynn Macau, Limited (a Cayman Islands company and a 72% owned company)
WML Corp. Ltd. (a Cayman Islands company)
WM Cayman Holdings Limited II (a Cayman Islands company)
Wynn Resorts, International, Ltd. (an Isle of Man company)
Wynn Resorts (Macau) Holdings, Ltd. (an Isle of Man company)
Wynn Resorts (Macau), Ltd. (a Hong Kong Limited company)
Wynn Resorts (Macau), S.A. (a Macau SA company)
Palo Real Estate Company Ltd. (a Macau SA company)
WML Finance I Limited (a Cayman Islands company)
Wynn Interactive, LLC
Wynn IOM Holdco I, Ltd. (an Isle of Man company)
Wynn IOM Holdco II, Ltd. (an Isle of Man company)
SH Hoteleria Limitada (a Macau limited company)
Wynn Manpower, Limited (a Macau limited company)
Palo Marketing Services Limited (a Macau limited company)
Wynn Macau Development Company, LLC

Wynn North Asia, LLC
Wynn Plaza, LLC
Wynn/CA Plaza JV, LLC
Wynn/CA Plaza Property Owner, LLC
Wynn Resorts Development, LLC
Wynn Resorts Hotel Marketing & Sales (Asia), LLC
Wynn Resorts Holdings, LLC
Wynn America, LLC
Everett Property, LLC (a Massachusetts company)
Wynn MA, LLC
Wynn Las Vegas Holdings, LLC
     Wynn Las Vegas, LLC
Kevyn, LLC
WLV Events, LLC
World Travel, LLC
Wynn Las Vegas Capital Corp.
Wynn Show Performers, LLC
Wynn Sunrise, LLC
Wynn Retail, LLC
Wynn/CA JV, LLC
Wynn/CA Property Owner, LLC
Wynn Social Gaming, LLC
Wynn Vacations, LLC

All subsidiaries are formed in the State of Nevada and wholly owned unless otherwise specifically identified.